SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8, 2017

CHINA SOLAR & CLEAN ENERGY SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-12561	95-3810300
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1540 International Pkwy, Suite 2000,
Lake Mary, FL 32746
(Address of principal executive offices)

(407) 907-6644
(Registrant's Telephone Number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On Jamuary 8, 2020, the Registrant's Board of Directors appointed of Ms. Shelli Fields as Chief Executive Officer and as member of the Board of the Company.  Immediatey thereafter Richard Di Biasi resigned as an officer and director of the Registrant.

Ms. Shelli Fields is 48 years old and resides at 120 Kasson Road, Suite 382, Camillus, New York 13031.  Ms. Fields received her Bachelors degree from Bienville University in Tennessee in 2003, and an Associates degree Bryan & Stratton College in Syracuse New York in 1998.

Involvement in Certain Legal Proceedings

During the past five years no director or executive officer of the company (i) has been involved as a general partner or executive officer of any business which has filed a bankruptcy petition; (ii) has been convicted in any criminal proceeding nor is subject to any pending criminal proceeding; (iii) has been subjected to any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (iv) has been found by a court, the Commission or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law.

Family Relationships

Ms. Fields has no family relationship with any of the previous officers or directors of the Company. Ms. Fields has no direct or indict financial interest in Custodial Management LLC, the entity holding custody of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

All State Properties Holdings, Inc.

Date:	January 8, 2020	By:	/s/SHELLI FIELDS
		Name:	Shelli Fields
		Title:	CEO